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                                                                    EXHIBIT 4.24

                             CERTIFICATE OF TRUST OF
                               RADIO ONE TRUST II

          THIS CERTIFICATE OF TRUST of Radio One Trust II (the "Trust"), dated as of January 18, 2002, is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.) (the "Act").

          1. Name. The name of the business trust formed by this Certificate of Trust is Radio One Trust II.


          2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are: Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration.


          3. Effective Date. This Certificate of Trust shall be effective upon filing.

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                             WILMINGTON TRUST COMPANY, not in
                                             its individual capacity but solely
                                             as Trustee


                                             By: /s/ Patricia A. Evans
                                                ---------------------------
                                                Name:  Patricia A. Evans
                                                Title: Senior Financial Services
                                                       Officer